Exhibit 99.1

BioCardia Reports Completion of Low Dose Cohort Enrollment for CardiALLO Phase I/II Clinical Trial of BCDA-03 Allogeneic Mesenchymal Stem Cells to Treat Ischemic Heart Failure of Reduced Ejection Fraction (HFrEF)

Focus on Patients with Elevated Markers of Heart Stress and Inflammation

Procedural enhancement using FDA Approved Morph DNA steerable guide for therapeutic delivery

February 13, 2025 830AM ET

Sunnyvale, Calif., February 13, 2025 (GLOBE NEWSWIRE) -- BioCardia, Inc. [Nasdaq: BCDA], a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, announced today completion of enrollment and dosing in the low dose cohort in its CardiALLO™ Allogeneic Mesenchymal Cell Therapy Phase I/II trial. The trial is designed to treat patients with ischemic heart failure of reduced ejection fraction (HFrEF) and is believed to be the world’s first prospective trial of allogeneic mesenchymal stem cells (MSC) intended for treating HFrEF patients having elevated markers of heart stress and systemic inflammation.

“This novel investigational cell therapy has great potential to help these patients, who suffer from significant lifestyle limitations despite being receiving guideline directed medical therapy,” said Carl Pepine, M.D., Professor of Medicine at the University of Florida Division of Cardiovascular Medicine at Gainesville, and National Principal Investigator for the study. “The higher dosing and precision medicine for patients most likely to be responsive to this novel allogeneic therapy are very promising enhancements.”

“The treatment procedures have gone well, and we look forward to the first independent safety review,” said R. David Anderson, M.D., Professor of Medicine in the University of Florida Division of Cardiovascular Medicine and the Director of Interventional Cardiology and Cardiac Catheterization, and Principal Investigator for the study at the University of Florida at Gainesville. “As part of this therapy, we are utilizing the Morph DNA guide to navigate, enhancing physician control for cell delivery. Based on experience to date in this study, it is a compelling product improvement.”

The CardiALLO Heart Failure Trial is a Phase I/II study with an open label Phase I nine-patient dose escalation cohort, followed by a thirty-patient randomized double-blinded placebo procedure-controlled cohort, intended to develop support for safety and efficacy of this treatment. For Phase I, three patients are to be treated at one of three escalating doses of 20 million cells, 100 million cells, and 200 million cells, using BioCardia’s minimally invasive delivery system which enters the heart through a blood vessel. A two-week waiting period between each dose cohort is built into the study design with a formal Data Safety Monitoring Board (DSMB) review following each dose. These proprietary CardiALLO human cells and their dedicated proprietary catheter delivery system are manufactured at BioCardia’s facility in Sunnyvale, California. The first DSMB review is expected to take place in March 2025.

The “off the shelf” mesenchymal stem cells utilized for the study treatment are believed to act by providing immunomodulatory benefits in inflammatory disease mediated heart failure as well as microvascular repair promoting enhanced capillary density and reduced fibrosis. This program follows two previous clinical trials of allogeneic MSC delivered intramyocardially for patients with ischemic heart failure sponsored by BioCardia1,2. These completed trials provide evidence for safety and trends of efficacy for these allogeneic cells which have not required immunosuppression or produced arrhythmias.

“We have confidence in the CardiALLO MSC program whose current study is intended to position this therapy for pivotal clinical studies in the United States and conditional time limited approval in Japan,” said Peter Altman, PhD, BioCardia President and CEO. “Our enhanced manufacturing of these MSC is expected to be commercially scalable. The CardiALLO MSC development is synergistic to our autologous CardiAMP mononuclear cell therapy development, which has shown great promise and has potential to be many years closer to market, particularly if the upcoming data to be presented at the American College of Cardiology meeting in March confirms the interim results.”

BioCardia’s allogeneic MSC manufacturing for the CardiALLO MSC program is able to support partnering for its PulmAllo™ MSC acute respiratory distress IND3, an indication where a conditional approval in Japan is expected for MSC4, as well as other preclinical and clinical indications where partners may have interest. A first MSC therapy was recently approved in the United States5.

About BioCardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP™ autologous and CardiALLO allogeneic cell therapies are the Company’s biotherapeutic platforms for the treatment of heart disease. BioCardia also acts as a biotherapeutic delivery partner supporting therapies for the treatment of heart failure, chronic myocardial ischemia, and acute myocardial infarction. For more information visit: www.BioCardia.com.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, statements relating to the mechanisms of action of CardiALLO MSC therapy, future enrollment in our ongoing clinical trial, anticipated milestones and events, the likelihood of safety and patient benefit, future regulatory approvals, and the ultimate success of our clinical cell therapy programs. These forward-looking statements are made as of the date of this press release.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s liquidity position and its ability to raise additional funds, as well as the Company’s ability to successfully progress its clinical trials. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 27, 2024, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

References:

1.

Hare JM, Fishman JE, Gerstenblith G, DiFede Velazquez DL, Zambrano JP, Suncion VY, Tracy M, Ghersin E, Johnston PV, Brinker JA, Breton E, Davis-Sproul J, Schulman IH, Byrnes J, Mendizabal AM, Lowery MH, Rouy D, Altman P, Wong Po Foo C, Ruiz P, Amador A, Da Silva J, McNiece IK, Heldman AW, George R, Lardo A. Comparison of allogeneic vs autologous bone marrow–derived mesenchymal stem cells delivered by transendocardial injection in patients with ischemic cardiomyopathy: the POSEIDON randomized trial. JAMA. 2012 Dec 12;308(22):2369-79. Erratum in: JAMA. 2013 Aug 21;310(7):750. George, Richard [added]; Lardo, Albert [added]. PMID: 23117550; PMCID: PMC4762261.

2.

Florea V, Rieger AC, DiFede DL, El-Khorazaty J, Natsumeda M, Banerjee MN, Tompkins BA, Khan A, Schulman IH, Landin AM, Mushtaq M, Golpanian S, Lowery MH, Byrnes JJ, Hendel RC, Cohen MG, Valasaki K, Pujol MV, Ghersin E, Miki R, Delgado C, Abuzeid F, Vidro-Casiano M, Saltzman RG, DaFonseca D, Caceres LV, Ramdas KN, Mendizabal A, Heldman AW, Mitrani RD, Hare JM. Dose Comparison Study of Allogeneic Mesenchymal Stem Cells in Patients With Ischemic Cardiomyopathy (The TRIDENT Study). Circ Res. 2017 Nov 10;121(11):1279-1290.

3.	NCT 05491681: AllogeneiC Expanded Human MSC Therapy in Patients Recovering From COVID-19 Acute Respiratory Distress Trial (ACE_CARD)
4.	Helios Press release January 15, 2025: “Status of Conditional and Time-Limited Approval Application for ARDS in Japan (Clinical Part)”
5	https://www.fda.gov/vaccines-blood-biologics/cellular-gene-therapy-products/ryoncil

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Media Contact:
Miranda Peto, Investor Relations
Email: mpeto@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120